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Exhibit 10.3

CORPORATE SERVICES AGREEMENT

        THIS CORPORATE SERVICES AGREEMENT (this "Agreement") is made as of October 1, 2004 (the "Effective Date") by and between SPY OPTIC, INC., a California corporation (the "Company"), and NO FEAR, INC., a California corporation ("No Fear").

RECITALS

        WHEREAS, the Company desires to engage No Fear to provide certain management services to the Company from time to time on the terms and subject to the conditions provided for herein; and

        WHEREAS, No Fear is willing to provide to the Company such services on the terms and subject to the conditions provided for herein.

        NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
SERVICES

        At the request of the Company, from time to time, No Fear shall perform such services set forth in Schedule I of this Agreement as are requested in writing by the Company and accepted by No Fear (the "Services"). No Fear agrees to use commercially reasonable efforts to provide the Services in a good, workmanlike and professional manner as if such entity was performing similar services on its own behalf. Notwithstanding any provision herein to the contrary, the parties agree that there shall be no minimum purchase obligation with respect to any of the Services under this Agreement. Notwithstanding any provision herein to the contrary, the parties may from time to time amend Schedule I to add additional Services or modify the fees with respect to Services. Any such modification or amendment shall be in writing and shall be attached to this Agreement.

        Notwithstanding any other provision herein to the contrary, the parties agree that in no event shall No Fear be entitled to any payment with respect to the activities related to managing the investment or holdings of No Fear in the Company (including, without limitation, any activities in connection with filing of any tax returns with respect to No Fear) and such activities shall not constitute "Services" under this Agreement; provided, however, that this paragraph shall not preclude No Fear and/or any representative of No Fear from receiving standard and customary director fees or reimbursement of director expenses in connection with a representative of No Fear serving on the Board of Directors of the Company.

ARTICLE 2
PAYMENTS

        2.1    Service Fees.    No Fear shall invoice the Company for the Services at the respective No Fear Costs with respect to the Services performed (the "Service Fees"). For purposes of this Agreement, the "No Fear Costs," with respect to any Service, means the product of 1.05 multiplied by the aggregate of all related costs which No Fear incurs, directly or indirectly, in the provision of such Service. Each such invoice shall be accompanied by such supporting documentation as the Company reasonably may request. The Company agrees to pay all undisputed invoices with respect to Services performed in accordance with the terms of this Agreement within thirty (30) days of receipt.

        2.2    Expenses.    In addition to its obligations to pay Service Fees, the Company shall reimburse No Fear for all reasonable expenses incurred by such party in connection with the provision of the Services; provided, however, that all requests for reimbursement of such expenses shall include supporting documentation reasonably satisfactory to the Company.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

        3.1    Representations and Warranties by the Company.    The Company represents and warrants that:

          (a)   The Company is a corporation duly organized and validly existing under the laws of the state of California. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance of the Company's obligations hereunder, have been duly authorized by all necessary action on the part of the Company and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          (b)   Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or result in a breach or default of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws (or other similar governing documents) of the Company or any law or any regulation, order, writ, injunction, license, franchise or decree of any court or governmental instrumentality or agency or of any agreement or instrument to which the Company is a party or by which it is bound.

        3.2    Representations and Warranties by No Fear.    No Fear represents and warrants that:

          (a)   No Fear is a corporation duly organized and validly existing under the laws of the state of California. No Fear has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance of the No Fear's obligations hereunder, have been duly authorized by all necessary corporate action on the part of No Fear and this Agreement constitutes the legal, valid and binding obligation of No Fear, enforceable against it in accordance with its terms.

          (b)   Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or result in a breach or default of any of the terms, conditions or provisions of the Articles of Incorporation (or other similar governing documents) of No Fear or any law or any regulation, order, writ, injunction, license, franchise or decree of any court or governmental instrumentality or agency or of any agreement or instrument to which No Fear is a party or by which it is bound.

ARTICLE 4
INDEMNIFICATION

        4.1    Indemnification by the Company.    Subject to Section 4.6 below, the Company shall indemnify and save and hold No Fear and its respective officers and directors, employees, consultants and agents (individually, a "No Fear Indemnified Party" and collectively the "No Fear Indemnified Parties") harmless from and against any and all damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorney's fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "Losses") resulting from, arising out of, or in connection with, this Agreement or the acceptance or performance of any duties or rendering of any Services performed by any No Fear Indemnified Party under this Agreement; provided, however, that the Company shall have no liability hereunder in respect of any act or omission of a No Fear Indemnified Party caused by such No Fear Indemnified Party's willful breach of this Agreement in any material respect, reckless disregard of its obligations and duties under this Agreement, or willful misconduct, gross negligence or willful malfeasance in the performance of or in connection with providing the Services.

        4.2    Indemnification by No Fear.    No Fear shall indemnify and save and hold the Company and the officers and directors, employees, consultants and agents of the Company (individually, a "Company Indemnified Party" and collectively the "Company Indemnified Parties," and together with the No Fear Indemnified Parties, the "Indemnified Parties") harmless from and against any and all Losses resulting from or arising out of No Fear's willful breach of this Agreement in any material respect, reckless disregard of its obligations and duties under this Agreement, or willful misconduct, gross negligence or willful malfeasance in the performance of or in connection with providing the Services.

        4.3    Indemnification Procedures for Third Party Claims.    In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving any suit, action, proceeding, claim, demand or written notice made by any third party against an Indemnified Party (a "Third Party Claim"), the Indemnified Party must notify the party of whom it is requesting such indemnification (the "Indemnifying Party") in writing of the Third Party Claim within thirty (30) calendar days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of any liability hereunder unless the Indemnifying Party has suffered material prejudice by such failure. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled, if it so chooses, to elect to compromise or assume the defense thereof by delivering written notice to such effect to the Indemnified Party within thirty (30) calendar days or such shorter period as is reasonably required, following receipt by the Indemnifying Party of the notice of the Third Party Claim. If the Indemnifying Party elects to compromise or assume the defense of any Third Party Claim, it may not agree to any settlement or compromise of such claim, other than a settlement or compromise solely for monetary damages for which the Indemnifying Party shall be responsible, without the prior written consent of the Indemnified Party. The Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party in connection with such compromise or defense and shall have the right to participate in such compromise or defense with counsel (but not more than one firm) selected (with the consent of the Indemnifying Party, not to be withheld unreasonably) and paid for by the Indemnifying Party. Except as otherwise provided, regardless of which party assumes the defense of a Third Party Claim, (i) the Indemnified Party shall not settle or compromise any Third Party Claim without the consent of the Indemnifying Party, (ii) the Indemnifying Party shall not withhold unreasonably consent to any settlement or compromise of such claim and (iii) the Indemnified Party and the Indemnifying Party shall cooperate in any settlement or compromise of such claim, whether by the Indemnifying Party or the Indemnified Party, as the case may be. In the event the Indemnifying Party does not compromise or assume the defense of any Third Party Claim, the Indemnifying Party shall promptly pay to the Indemnified Party all reasonable costs and expenses incurred or to be incurred by an Indemnified Party in defending any claim in advance of the final disposition thereof; provided, however, that if it ultimately is determined by a court of competent jurisdiction (from whose decision no appeals may be taken or the time for appeal has lapsed) that the Indemnified Party was not entitled to indemnity hereunder, then the Indemnified Party shall repay promptly all amounts so advanced. The Indemnified Party shall deliver to the Indemnifying Party statements of the reasonable costs and expenses so incurred, or to be incurred, on a monthly basis, and the Indemnifying Party shall pay promptly to the Indemnified Party the amounts shown on such statements.

        4.4    Indemnification Procedures for Non-Third Party Claims.    In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement for other than a Third Party Claim, such Indemnified Party shall send written notice of such claim to the Indemnifying Party and such notice shall specify the basis for such claim in reasonable detail; provided, however, that the failure to give such notice or to specify such claim shall not relieve the Indemnifying Party of any liability hereunder (unless the Indemnifying Party has suffered material prejudice by such failure). Any dispute between the parties with respect to a claim for indemnity under this Agreement shall be resolved in accordance with the provisions of Article 7 below.

        4.5    Exclusive Remedy.    Absent fraud, the indemnification provided in this Article 4 shall be the sole and exclusive remedy available to the parties for breach of any of the terms, conditions, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated hereby; provided, however, this exclusive remedy does not preclude a party from (i) bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or (ii) otherwise exercising any rights of such party under the terms of this Agreement.

        4.6    Limitation of Liability.    Notwithstanding any other provision of this Agreement, (i) no party shall be liable to the other party for indemnification under this Article 4 for any indirect, special, incidental, punitive, exemplary or consequential damages arising out of this Agreement, including, but not limited to, loss of profits, and each party hereby releases the other party from any claims that it may have against the other party for any such damages and loss of profits, unless such damages or loss of profits are covered by insurance, in which event the insured party shall be obligated to seek recovery and submit any recovery to the Indemnified Party; provided, however, that the foregoing shall not be construed to preclude recovery by the Indemnified Party in respect to Losses directly incurred from Third Party Claims. Both parties shall take commercially reasonable actions to mitigate their damages.

ARTICLE 5
RELATIONSHIP OF PARTIES

        5.1    Independent Contractor.    Notwithstanding any other provision herein to the contrary, No Fear acknowledges and agrees that (i) the relationship between No Fear, on the one hand, and the Company, on the other hand, is that of independent contractor only and in no event shall any representative of No Fear be deemed to be an employee of the Company and (ii) No Fear shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company. This Agreement is not intended to create any other relationship of any kind, including, but not limited to, an employer-employee relationship, joint venture, franchise, partnership or other relationship of any similar kind between or among the Company and No Fear or representatives of the Company or No Fear, and the parties expressly deny the existence of any such relationship. As an independent contractor, No Fear solely is responsible for payment of all taxes relating to the obligations of No Fear under this Agreement, and any employee of No Fear, including, but not limited to, all federal, state and local income taxes, employment-related taxes, worker's compensation insurance, social security taxes and withholding taxes.

        5.2    Confidentiality.

          (a)   No party (a "Disclosing Party") shall, without the prior written consent of the other party (the "Non-Disclosing Party"), disclose any Confidential Information (defined below) of the Non-Disclosing Party, except to a Disclosing Party's employees or representatives who need to know such information for any reason contemplated by this Agreement (and then only to the extent that any such persons are under an obligation to maintain the confidentiality of, and to abide by the non-use provisions set forth herein with respect to, the Confidential Information), or use any Confidential Information of the Non-Disclosing Party for any reason other than as contemplated by this Agreement. Without limiting the provisions of Section 5.2(c) below, in the event that the Disclosing Party is requested or required by documents subpoena, civil investigative demand or other similar process or applicable law to disclose any Confidential Information, the Disclosing Party shall provide the Non-Disclosing Party with prompt written notice of such demand or other similar process so that the Non-Disclosing Party may seek an appropriate protective order or, to the extent such subpoena, demand, process or law is mandatory and no protective order is possible, waive the Disclosing Party's compliance with the provisions of this Section 5.2(a), as appropriate. In addition to the foregoing, each party agrees that it will disclose Confidential Information only to such employees or representatives who need to know such information for any reason contemplated by this Agreement or to assist such party in fulfilling its obligations or enforcing its rights under this Agreement (and then only to the extent that any such person is under an obligation to maintain the confidentiality of such Confidential Information).

          (b)   The term "Confidential Information" as used in this Section 5.2 means the following (and whether disclosed prior to or after the date of this Agreement): (i) as to the Company, all confidential information relating to the business and operations of the Company and (ii) as to No Fear, all confidential information relating to the business and operations of No Fear; provided, however, that the term "Confidential Information" does not include information which (1) is generally available to the public currently, (2) becomes generally available to the public other than as a result of disclosure by the Disclosing Party or (3) becomes available to the Disclosing Party on a non-confidential basis from a source other than the Non-Disclosing Party (so long as such source is not bound by a duty of confidentiality (whether by agreement or otherwise) to the Non-Disclosing Party).

ARTICLE 6
TERMINATION

        6.1    Termination.    Each party to this Agreement shall have the right to terminate this Agreement, with or without cause, upon thirty (30) days' notice.

        6.2    Effect of Termination.    If this Agreement is terminated in accordance with Section 6.1 above, from and after the date of such termination, this Agreement shall have no further force or effect, without any liability on the part of any party or its directors, officers, members or stockholders, except for the obligations of the parties hereto which continue after termination as provided in Section 8.7 below and that No Fear shall be entitled to receive all undisputed invoice amounts which have not been paid prior to the date of such termination. Nothing in this Section 6.2 shall be deemed to release either party from any liability for any willful and material breach of any obligation hereunder.

ARTICLE 7
DISPUTE RESOLUTION

        7.1    Dispute Resolution.    In the event that a party to this Agreement has reasonable grounds to believe that the other party hereto has breached or failed to satisfactorily perform any of its obligations hereunder, such party will notify promptly the other party in writing of the substance of its belief. The party receiving such notice must respond in writing within ten (10) calendar days of receipt of such notice and either provide evidence that it has cured (or is diligently in the process of curing) the condition specified, or provide an explanation why it believes that its performance is in accordance with the terms and conditions of this Agreement, and also specify three (3) dates (excluding holidays and weekends), all of which must be within thirty (30) calendar days from the date of the notice of termination, for a meeting to resolve the dispute. The claiming party will then select one of the three (3) dates, and a dispute resolution meeting will be held. If the parties cannot resolve their dispute by good faith negotiations, then the parties shall be free to seek relief in the courts as specified in Section 7.2.

        7.2    Submission to Jurisdiction.    The Company and No Fear irrevocably submit to the jurisdiction of the courts of the State of California for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement or any transaction contemplated hereby shall be brought by it or any of its affiliates except in such courts). The Company and No Fear agree that service of any process, summons, notice or document by registered mail to such person's respective address set forth below shall be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.

        7.3    Waiver of Jury Trial.    Each party hereby waives and agrees to cause each of its affiliates to waive, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly and indirectly arising, out of, under or in connection with this Agreement.

ARTICLE 8
MISCELLANEOUS

        8.1    Successors and Assigns.    This Agreement may not be assigned by the Company or No Fear without the prior written consent of the other party, except that the Company may assign its rights and delegate its obligations hereunder without No Fear's consent in connection with a sale of all or substantially all of the assets of the Company or in connection with a merger, acquisition or other corporate reorganization of the Company. Any attempt to assign any rights or obligations arising under this Agreement, except as set forth in this Section 8.1, without such prior consent shall be null and void. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties to it and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

        8.2    Governing Law.    The construction, validity and enforceability of this Agreement shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.

        8.3    Notices.    All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or sent by overnight courier to the parties at the following addresses:

  (a)
  To the Company:

      Spy Optic, Inc.
      2070 Las Palmas Drive
      Carlsbad, California 92009
      Attention: Barry Buchholtz
      Facsimile: (760) 804-8442

  With a copy to:

      Pillsbury Winthrop LLP
      11682 El Camino Real, Suite 200
      San Diego, California 92130
      Attention: Christopher M. Forrester
      Facsimile: (858) 509-4010

  (b)
  To No Fear:

      No Fear, Inc.
      2251 Faraday Avenue
      Carlsbad, California 92008
      Attention: Mark Simo
      Facsimile: (760) 931-9741

All such notices, requests and other communications will (i) if delivered personally to the address provided in this Section 8.3, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 8.3, be deemed given upon receipt, provided confirmation of such receipt is obtained, and (iii) if delivered by mail or courier service in the manner described above to the address as provided in this Section 8.3, be deemed given upon receipt, provided confirmation of such receipt is obtained (in each case regardless, of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 8.3). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto as herein provided. Notwithstanding any other provision herein to the contrary, in the event that any obligation hereunder falls on a weekend or holiday, such obligation shall be deemed to be due on the next business day following such weekend or holiday.

        8.4    No Waiver.    The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any tight under this Agreement.

        8.5    Severability.    All provisions of this Agreement are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement and the parties hereto agree to cooperate to provide a legal substitute for any provision which is prohibited by law.

        8.6    Entire Agreement; Modifications and Amendments.    This Agreement (including, but not limited to, Schedule I attached hereto) and any other agreements executed and delivered by the parties contemporaneously herewith constitute the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings both oral or written, between the parties with respect to the subject matter hereof. Except to the limited extent provided herein, no provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by the parties to this Agreement.

        8.7    Survival.    In the event this Agreement is terminated pursuant to Article 6, from and after the date of termination, this Agreement shall have no further force or effect, except for the provisions of Articles 2, 4, 5, 7 and this Article 8, which shall survive such termination.

        8.8    Headings: Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement. For purposes of this Agreement, the term "affiliate" shall mean a person or entity controlling, controlled by or under common control with the person or entity to which reference to an affiliate is made.

        8.9    Counterparts.    This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument and any one of which may be used to evidence this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SPY OPTIC, INC.
By:	/s/ MICHAEL BROWER
Its:	Chief Financial Officer
Name:	Michael Brower
NO FEAR, INC.
By:	/s/ MARK SIMO
Its:	Chief Executive Officer
Name:	Mark Simo

[SIGNATURE PAGE TO CORPORATE SERVICES AGREEMENT]

SCHEDULE I

MANAGEMENT SERVICES

Description of Service

Accounting Services

Administrative Services

Legal Services

Other Services may be added to this Schedule from time to time in accordance with Article 1 of this Agreement.

SA-1

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  Exhibit 10.3
CORPORATE SERVICES AGREEMENT
RECITALS
ARTICLE 1 SERVICES
ARTICLE 2 PAYMENTS
ARTICLE 3 REPRESENTATIONS AND WARRANTIES
ARTICLE 4 INDEMNIFICATION
ARTICLE 5 RELATIONSHIP OF PARTIES
ARTICLE 6 TERMINATION
ARTICLE 7 DISPUTE RESOLUTION
ARTICLE 8 MISCELLANEOUS
SCHEDULE I MANAGEMENT SERVICES